EXHIBIT 99.1

Kohlberg Capital Corporation Reports Second Quarter 2008 Financial Results

NEW YORK, Aug. 6, 2008 (PRIME NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) announced financial results for the second quarter ended June 30, 2008.

Financial Highlights

 * Net investment income for the six months ended June 30, 2008 of
   $16.4 million, or $0.86 per share. For the three months ended June
   30, 2008, net investment income was $7.7 million or $0.38 per share.

 * For the six months ended June 30, 2008, paid dividends of $0.82 per share, consisting of a $0.41 per share dividend paid in each of the first and second quarters.

 * Net unrealized loss on investments of $466,000, or $0.02 per share, for the second quarter of 2008.

 * Net asset value per share of $13.14 as of June 30, 2008 compared to
   $13.29 as of March 31, 2008, as adjusted for the increased shares outstanding following the April 28 rights offering.

 * Issued 3.1 million shares in a rights offering, raising
   approximately $26.9 million in net proceeds and increasing shares outstanding to 21,234,482.

 * At June 30, 2008, investment assets totaled $506.4 million as compared to $488.3 million at March 31, 2008.

"During the quarter we succeeded in increasing our asset base by deploying the equity we raised in investments with attractive spreads," said Dayl Pearson, president and chief executive officer. "Our portfolio companies continue to perform well considering the current economic environment, and credit quality remains strong. Consistent with our strategy of not relying on capital gains to support the dividend, we more than fully covered the dividend payout for the first half of the year with net investment income. In addition, KDA, with its stream of recurring management fees and undistributed income, continues to provide us with a stable foundation for a sustainable dividend. With access to capital and borrowing availability under our revolver, we have the resources to take advantage of investment opportunities that meet our risk return profile and continue to grow our asset base while maintaining a healthy and stable dividend."

Operating Results

For the second quarter ended June 30, 2008, Kohlberg Capital reported total investment income of $12.3 million compared to $8.6 million in the year ago period. Net investment income for the second quarter was $7.7 million, or $0.38 per share, compared to $5.3 million, or $0.29 per share, in the quarter ended June 30, 2007, reflecting the growth in the investment portfolio to $506.4 million at June 30, 2008 from $366.0 million at June 30, 2007 and increased dividends earned on CLO equity investments. Realized gains for the 2008 second quarter were $104,000.

For the six months ended June 30, 2008, total investment income was $26.6 million as compared to $15.1 million in the year ago period. Net investment income was $16.4 million, or $0.86 per share, based on 19.2 million weighted average shares outstanding. The company paid dividends of $0.82 per share for the six months ended June 30, 2008. For the same period last year, the company reported net investment income of $10.1 million, or $0.56 per share, and distributed dividends of $0.64 per share.

Net unrealized losses for the three months ended June 30, 2008 totaled approximately $466,000 reflecting approximately $1.3 million in decreased trading value of the company's middle market corporate loan and equity securities and its CLO Fund securities offset in part by an $824,000 increase in the market value of the company's investment in its wholly-owned asset management company, Katonah Debt Advisors. Fair value of securities continued to be negatively impacted by credit market conditions.

Investment Portfolio

Kohlberg Capital's portfolio fair value was $506.4 million as of June 30, 2008. The following table shows the change in the company's portfolio by security type at June 30, 2008 as compared to the prior quarter ended March 31, 2008:

                                 June 30, 2008 (unaudited)
                          ------------------------------------
 Security Type                Cost         Fair Value     % 1
 -------------            ------------   ------------   ------
 Senior Secured Loan      $223,245,488   $216,214,013     42.7%
 Junior Secured Loan       136,744,636    125,317,627     24.8
 Mezzanine Investment       33,057,899     31,933,121      6.3
 Senior Subordinated Bond    3,008,716      2,287,500      0.5
 Senior Unsecured Bond       5,196,812      4,940,000      0.9
 CLO Fund Securities        65,630,476     56,843,236     11.2
 Equity Securities           5,096,298      3,605,297      0.7
 Affiliate Asset Managers   35,394,198     65,210,050     12.9
                          ------------   ------------   ------

   Total                  $507,374,523   $506,350,844    100.0%
                          ============   ============   ======

                                March 31, 2008 (unaudited)
                          ------------------------------------
 Security Type                Cost        Fair Value     % 1
 -------------            ------------   ------------   ------
 Senior Secured Loan      $225,375,892   $216,134,353     44.3%
 Junior Secured Loan       120,416,250    110,598,378     22.6
 Mezzanine Investment       32,693,197     32,488,031      6.7
 Senior Subordinated Bond    3,008,972      2,041,890      0.4
 Senior Unsecured Bond       2,000,000      2,000,000      0.4
 CLO Fund Securities        65,245,123     57,409,236     11.8
 Equity Securities           5,096,298      3,613,752      0.7
 Affiliate Asset Managers   35,053,497     64,045,602     13.1
                          ------------   ------------   ------

   Total                  $488,889,229   $488,331,242    100.0%
                          ============   ============   ======

 1 Represents percentage of total portfolio at fair value.

The company's loan, bond and equity portfolio (excluding its investment in CLO Fund Securities and Affiliate Asset Managers discussed further below), as of June 30, 2008 totaled $384.3 million at fair value of which 89% are secured loans. The cost of such investments was $406.3 million, representing a fair value discount to cost of 5.4% or approximately $1.04 per outstanding share. As of June 30, 2008, the company had no exposure to mortgage securities, consumer borrowings or related asset backed securities. The weighted average yield on the company's loan and bond portfolio at June 30, 2008 was approximately 8.0%, an increase from an average yield of approximately 7.8% at March 31, 2008.

The portfolio of middle market corporate loan, bond and equity securities at quarter end, representing 76% of the total investment portfolio, was well-varied across 26 different industries and 89 different entities with an average balance of approximately $4.3 million. As of June 30, 2008, all but two issuers or approximately 1.5% of total investments at fair value were current on their debt service obligations, one more than the first quarter ended March 31, 2008.

Investment in CLO Fund Securities

As of June 30, 2008, the company's investment at fair value in CLO Fund securities was approximately $56.8 million. The underlying assets in each of the CLO Funds are generally diversified secured and unsecured corporate debt and do not include any asset backed securities, such as those secured by commercial or residential mortgages. As of June 30, 2008 all of the CLO Funds in which the company held investments were not in default, have maintained their original issue credit ratings on all of their rated classes of issued securities, and continue to make cash distributions to all holders of their securities. For the twelve months ended June 30, 2008, the seasoned CLO Fund securities generated an approximate annualized 34% cash return on investment and an approximate annualized 53% cash return on the current fair value of such CLO Fund securities.

Investment in Asset Manager Affiliate

At June 30, 2008, the company's investment at fair value in affiliate asset managers, including Katonah Debt Advisors, was approximately $65.2 million, representing a $1.2 million increase over the fair value at March 31, 2008. Katonah Debt Advisors' assets under management at June 30, 2008 totaled approximately $2.3 billion, representing an approximate $30.0 million increase compared to March 31, 2008.

Liquidity and Capital Resources

At June 30, 2008, Kohlberg Capital had cash and cash equivalents of $14.3 million, total assets of $532.9 million and stockholders' equity of $279.0 million. The company's net asset value per common share was $13.14. Debt outstanding under a $275 million secured revolving credit facility was $230 million, equal to a 221% asset coverage or a debt to equity ratio of 0.82. The $275 million secured revolving credit facility matures on October 1, 2012, is not subject to margin calls or re-pricing during its term, and carries an interest rate spread on prevailing commercial paper rates plus 0.85%.

Valuation of Portfolio Investments

Kohlberg Capital's Board of Directors is ultimately and solely responsible for determining the fair value of portfolio investments on a quarterly basis in good faith. Duff & Phelps, LLC, an independent valuation firm, provided third party valuation consulting services to the company's Board of Directors which consisted of certain limited procedures that the company's Board of Directors identified and requested them to perform. For the preceding twelve months ended June 30, 2008, the company's Board of Directors asked Duff & Phelps, LLC to perform the limited procedures on 43 investments comprising approximately 52% of the total investments at fair value as of June 30, 2008, for which market quotations are not readily available. Upon completion of the limited procedures, Duff & Phelps, LLC concluded that the fair value of those investments subjected to the limited procedures did not appear to be unreasonable.

Dividend

Generally, Kohlberg Capital seeks to fund dividends to shareholders from current earnings, primarily from net interest and dividend income generated by its investment portfolio and Katonah Debt Advisors' current earnings without a return of capital or a high reliance on realized capital gains. Kohlberg Capital declared a regular quarterly dividend of $0.41 per share for the quarter ended June 30, 2008. The record date for this dividend was July 9, 2008 and the dividend was paid on July 28, 2008. For the six months ended June 30, 2008, Kohlberg Capital's net investment income of $0.86 per share covered its $0.82 in dividends paid for the first and second quarters.

The company has adopted a dividend reinvestment plan ("DRIP") that provides for reinvestment of our dividends on behalf of our stockholders, unless a stockholder elects to receive cash. As a result, if we declare a cash dividend, our stockholders who have not "opted out" of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends. Please contact your broker or other financial intermediary for more information regarding the DRIP.

Distributable Income

Generally, at least 90% of Kohlberg Capital's taxable income must be paid as a dividend to shareholders in order to maintain its status as a non-taxable, pass-through entity. Kohlberg Capital's distributable tax income is generally its GAAP net investment income plus realized gains or losses (as adjusted for tax differences). As a result, the amount of our declared dividends, as evaluated by management and approved by our board of directors, is based on our evaluation of both distributable income for tax purposes and GAAP net investment income plus realized gains or losses (which excludes unrealized gains and losses) and may result in a dividend amount that exceeds our distributable tax income but not our GAAP net investment income.

Conference Call and Webcast

Kohlberg Capital will hold a conference call on Thursday August 7, 2008 at 8:30 a.m. Eastern Standard Time to discuss its second quarter 2008 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast. The conference call dial-in number is 1-877-440-5807. A replay of the call will be available from 11:30 a.m. on August 7 until 11:59 p.m. Eastern time on August 14. The dial in number for the replay is 719-457-0820 and the conference ID is 4435612.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our company's website http://www.kohlbergcapital.com in the Investor Relations section under Events. Please allow extra time, prior to the call, to visit the site and test your connection or download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available after 7:00 p.m. Eastern time for approximately 90 days on our website in the Investor Relations section under Events.

About Kohlberg Capital Corporation (KCAP)

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CLO Funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the company's website at http://www.kohlbergcapital.com.

The Kohlberg Capital logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3121

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

                     KOHLBERG CAPITAL CORPORATION

                            BALANCE SHEETS

                                       -------------    -------------
                                           As of            As of
                                          June 30,       December 31,
                                            2008             2007
                                       -------------    -------------
                                        (unaudited)

 ASSETS
 Investments at fair value:
  Investments in debt securities (cost:
   2008 - $401,253,551; 2007 -
   $423,439,764)                       $ 380,692,261    $ 410,954,082
  Investments in CLO fund securities
   managed by non-affiliates (cost:
   2008 - $15,491,101; 2007 -
   $15,385,580)                            7,487,000        9,900,000
  Investments in CLO fund securities
   managed by affiliate (cost: 2008 -
   $50,139,375; 2007 - $20,675,684)       49,356,236       21,120,000
  Investments in equity securities
   (cost: 2008 - $5,096,298; 2007 -
   $5,043,950)                             3,605,297        4,752,250
  Investments in asset manager
   affiliates (cost: 2008 - $35,394,198;
   2007 - $33,469,995)                    65,210,050       58,585,360
                                       -------------    -------------
   Total investments at fair value       506,350,844      505,311,692
 Cash and cash equivalents                14,291,881       12,088,529
 Restricted cash                           5,753,303        7,114,364
 Interest and dividends receivable         4,255,203        5,592,637
 Due from affiliates                         317,664          540,773
 Other assets                              1,906,606        2,493,964
                                       -------------    -------------
 Total assets                          $ 532,875,501    $ 533,141,959
                                       =============    =============

 LIABILITIES
 Borrowings                              230,000,000      255,000,000
 Payable for open trades                  11,232,952        5,905,000
 Accounts payable and accrued expenses     3,813,765        6,141,892
 Dividend payable                          8,849,740        7,026,903
                                       -------------    -------------
 Total liabilities                     $ 253,896,457    $ 274,073,795
                                       -------------    -------------

 STOCKHOLDERS' EQUITY
 Common stock, par value $.01 per share,
  100,000,000 common shares authorized;
  21,334,732 and 21,234,482 common
  shares issued and outstanding at
  June 30, 2008 and 18,017,699 issued
  and outstanding at December 31, 2007       212,345          180,177

 Capital in excess of par value          281,764,129      253,253,152
 Distribution in excess of net
  investment income                       (1,351,756)      (1,661,884)
 Accumulated net realized losses            (621,993)              --
 Net unrealized appreciation
  (depreciation) on investments           (1,023,681)       7,296,719
                                       -------------    -------------
 Total stockholders' equity              278,979,044      259,068,164
                                       -------------    -------------
 Total liabilities and stockholders'
  equity                               $ 532,875,501    $ 533,141,959
                                       =============    =============

 NET ASSET VALUE PER SHARE             $       13.14    $       14.38
                                       =============    =============

                         KOHLBERG CAPITAL CORPORATION
                           STATEMENTS OF OPERATIONS
                                 (unaudited)

                        Three Months Ended      Six Months Ended
                            June 30,                 June 30,
                    ----------------------- -----------------------
                        2008        2007        2008        2007
                    ----------- ----------- ----------- -----------
 Investment Income:
  Interest from
   investments in
   debt securities  $ 7,464,325 $ 6,638,283 $17,164,160 $11,082,284
  Interest from
   cash and cash
   equivalents           56,969     146,952     143,572     284,095
  Dividends from
   investments in
   CLO fund
   securities
   managed by non-
   affiliates         2,211,687   1,053,731   3,749,894   2,169,286
  Dividends from
   investments in
   CLO fund
   securities
   managed by
   affiliate          2,404,109     607,065   3,927,192   1,256,739
  Dividends from
   affiliate asset
   manager                   --          --     350,000          --
  Capital
   structuring
   service fees         128,434     132,333   1,263,548     320,527
                    ----------- ----------- ----------- -----------

   Total investment
    income           12,265,524   8,578,364  26,598,366  15,112,931
                    ----------- ----------- ----------- -----------

 Expenses:
  Interest and
   amortization of
   debt issuance
   costs              2,400,789   1,051,152   5,745,212   1,199,493
  Compensation        1,531,876     916,523   2,708,715   1,734,186
  Professional fees     303,426     955,342     920,074   1,378,728
  Insurance              64,979      42,293     138,414      81,516
  Administrative
   and other            305,794     320,423     651,021     619,705
                    ----------- ----------- ----------- -----------

   Total expenses     4,606,864   3,285,733  10,163,436   5,013,628
                    ----------- ----------- ----------- -----------

 Net Investment
  Income              7,658,660   5,292,631  16,434,930  10,099,303
 Realized And
  Unrealized Gains
  (Losses) On
  Investments:
  Net realized gains
   (losses) from
   investment
   transactions         104,320     133,227    (621,993)    219,462
  Net change in
   unrealized gains
   (losses) on debt
   securities          (329,631)   (698,098) (8,075,608)    104,893
  Net change in
   unrealized losses
   on equity
   securities            (8,456)         --  (1,199,302)         --
  Net change in
   unrealized gains
   on affiliate
   asset manager
   investments          823,747  12,332,741   4,700,487  21,415,851
  Net change in
   unrealized losses
   on CLO fund
   securities
   managed by non-
   affiliates          (374,142)   (220,000) (2,518,521) (1,050,000)
  Net change in
   unrealized gains
   (losses) on CLO
   fund securities
   managed by
   affiliate           (577,213)    100,000  (1,227,456)    100,000
                    ----------- ----------- ----------- -----------
   Net realized and
    change in
    unrealized gains
    (losses) on
    investments        (361,375) 11,647,870  (8,942,393) 20,790,206
                    ----------- ----------- ----------- -----------

 Net Increase In
  Stockholders'
   Equity
  Resulting From
  Operations        $ 7,297,285 $16,940,501 $ 7,492,537 $30,889,509
                    =========== =========== =========== ===========
 Earnings per
  Common Share--
  Basic             $      0.36 $      0.94 $      0.39 $      1.72
 Earnings per
  Common Share--
  Diluted           $      0.36 $      0.94 $      0.39 $      1.71
 Net Investment
  Income Per Common
  Share--Basic and
  Diluted           $      0.38 $      0.29 $      0.86 $      0.56
 Net Investment
  Income and Net
  Realized Gains
  (Losses) Per
  Common Share--
  Basic and Diluted $      0.38 $      0.30 $      0.82 $      0.57
 Weighted Average
  Shares of Common
  Stock Outstanding
  --Basic            20,302,781  17,960,502  19,188,862  17,953,457
 Weighted Average
  Shares of Common
  Stock Outstanding
  --Diluted          20,322,611  18,072,364  19,198,777  18,014,173

KCAP-G

CONTACT:  Kohlberg Capital Corporation
          Investor Relations
          Denise Rodriguez
          (212) 455-8300
          info@kohlbergcapital.com